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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                       Date of Report: September 16, 1999
                        (Date of earliest event reported)

                             AVANIR PHARMACEUTICALS
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)

            0-18734                                      33-0314804
   (Commission File Number)                    (IRS Employer Identification No.)

         9393 Towne Centre Drive, Suite 200, San Diego, California 92121
               (Address of principal executive offices) (Zip code)

                                 (619) 558-0364
               (Registrants telephone number, including area code)

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Item 5.  OTHER EVENTS

         1. On September 24, 1999, we received an action letter from the U.S. Food and Drug Administration confirming a September 16, 1999 teleconference discussion that our submissions of additional analyses for our new drug application for docosanol 10% cream were not adequate to establish effectiveness for the treatment of oral-facial herpes simplex infections, more commonly known as cold sores or fever blisters. The FDA noted that it anticipated that one additional adequate and well-controlled study may be sufficient to confirm the effectiveness of the drug. The FDA did not provide any details of its reviews of our additional statistical analyses, interpretations and answers to FDA questions submitted between December 1998 and August 1999, but indicated that it would explore how it can best make that information available to us.

            Following the teleconference, we have accelerated the pursuit of several alternative strategies intended to maximize the value of our development efforts completed to date for a cold sore product. The primary strategies are to find a pharmaceutical development or marketing partner that would either:

            (i) perform the additional clinical trial and market the drug if and when approved or

            (ii) market a reformulated version of the product that can be taken directly to the over-the-counter (OTC) marketplace.

            If partnering for our cold sore product is unsuccessful, then we will not be able to carry out our commercialization plans unless we raise substantially dilutive capital or we are acquired by another company.

         2. On September 17, 1999 we were notified by The Nasdaq Stock Market that our stock would be de-listed from the Nasdaq National Market listing effective before the market would open on Monday, September 20, 1999, but that we would be eligible for trading on Nasdaq's over-the-counter (OTC) Bulletin Board. On Monday, September 20, 1999, we began trading on the OTC Bulletin Board under the symbol AVNR.OB. Nasdaq's decision came to us approximately 24 hours after we received the FDA action letter.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits

                 99.1 Press release dated September 16, 1999 regarding FDA teleconference

                 99.2 Press release dated September 17, 1999 regarding delisting from Nasdaq National Market System

                 99.3 Press release dated September 28, 1999 regarding alternative strategies being pursued after FDA action letter


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AVANIR PHARMACEUTICALS

Date:  October 4, 1999                      By:/s/Gregory P. Hanson
                                            ------------------------------------
                                            Gregory P. Hanson
                                            Vice President, Finance and
                                            Chief Financial Officer